Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is dated as of September 11, 2007, between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of Common Stock (as defined herein) as set forth herein on the Closing Date (as defined herein) pursuant to an effective Registration Statement on Form S-3, Commission File No. 333-142346.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
ARTICLE I.
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
     “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
     “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.
     “Closing Date” means the third (3rd) Trading Day following the date of this Agreement.
     “Commission” means the United States Securities and Exchange Commission.

     “Common Stock” means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified.
     “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     “Company Counsel” means Baker Botts L.L.P.
     “Disclosure Documents” means the Registration Statement, the SEC Reports and the Schedules, considered together.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “GAAP” shall have the meaning ascribed to such term in Section 3.1(f).
     “Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
     “Material Adverse Effect” means any of (a) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material and adverse impairment to the Company’s ability to perform, on a timely basis, its obligations under any Transaction Document.
     “Material Permits” means all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary for the Company and its Subsidiaries to conduct their respective businesses as described in the Disclosure Documents.
     “Per Share Purchase Price” equals $41.40, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Prospectus Supplement” means the supplement to the base prospectus contained in the Registration Statement and filed or to be filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act.
     “RBC” means RBC Capital Markets Corporation.

     “Registration Statement” means the registration statement on Form S-3 of the Company, (Commission File No. 333-142346) covering the sale by the Company to the Purchaser of the Shares, including the Prospectus Supplement, amendments and supplements to such registration statements or Prospectus Supplement, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.
     “Regulation S-X” means Regulation S-X promulgated by the Commission pursuant to the Exchange Act.
     “Required Approvals” means (i) filings required pursuant to Section 4.1 and Section 4.4, (ii) filings required in connection with the issuance and listing on The Nasdaq Global Select Market of the Shares, (iii) such filings as are required to be made under applicable state securities laws and (iv) those that have been obtained prior to the date of this Agreement.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.
     “Schedules” means the disclosure schedules prepared by the Company and attached to this Agreement.
     “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.
     “Short Sale” means all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act.
     “Subscription Amount” means, as to the Purchaser, the amount set forth below the Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.
     “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.
     “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Stock Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
     “Transaction Documents” means this Agreement and any other agreements executed or delivered by the Company in connection with the transactions contemplated hereunder.
     “Transfer Agent” means American Stock Transfer & Trust Company.
ARTICLE II.
PURCHASE AND SALE
     2.1 Closing. On the Closing Date, the Purchaser shall purchase from the Company and the Company shall issue and sell to the Purchaser, a number of Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price. Upon satisfaction of the conditions set forth in Section 2.3, the Closing shall occur telephonically or at such location as the parties shall mutually agree.
     2.2 Deliveries.
     (a) On the Closing Date, the Company shall:
     (i) deliver or cause to be delivered the number of Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Purchaser’s name and address as set forth on the Purchaser’s signature page hereto, and released by the Transfer Agent, to the Purchaser at the Closing. No later than one (1) Business Day after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall: (I) direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained, which broker-dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares by means of an electronic book entry delivery, and (II) remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Purchaser to the following account:
Carrizo Oil & Gas, Inc.

ABA#
Acct#                         ; or
It is the Purchaser’s responsibility to (A) make the necessary wire transfer in a timely manner and (B) arrange for settlement by way of DWAC in a timely manner. If the Purchaser does not deliver the aggregate purchase price for the Shares or does not make proper arrangements for settlement in a timely manner, the Shares may not be delivered at Closing to the Purchaser or the Purchaser may be excluded from the Closing altogether;
     (ii) deliver or cause to be delivered to the Purchaser any prospectus and Prospectus Supplement as required under the Securities Act; and
     (iii) deliver or cause to be delivered to the Purchaser a legal opinion of Company Counsel, in the form of Exhibit A attached hereto, addressed to the Purchaser and providing that RBC and the Purchaser are entitled to rely thereon. Without limiting the generality of Section 2.3(b), the Purchaser’s obligation to fund on the Closing Date shall be conditioned upon satisfaction of the conditions in Section 2.3(b), including delivery of any receivables by the Company.
     (b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the Purchaser’s Subscription Amount by remitting by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Purchaser to an account designated by the Company.
     2.3 Closing Conditions.
     (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
     (i) all representations and warranties of the Purchaser contained herein were true and correct on the date hereof and remain true and correct as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date;
     (ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;
     (iii) the Purchaser shall have delivered the Subscription Amount in accordance with Section 2.2(b) of this Agreement; and
     (iv) the transactions contemplated in each of those other Securities Purchase Agreements between the Company and the purchasers named therein, each dated the date hereof and each containing terms and conditions substantially similar to the terms and conditions hereof, shall be consummated prior to, simultaneous with or immediately following the transactions contemplated hereby.
     (b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met or waived in writing by the Purchaser:

     (i) all representations and warranties of the Company contained herein were true and correct on the date hereof and remain true and correct as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date;
     (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
     (iii) the Company shall have delivered the items set forth in Section 2.2(a) of this Agreement;
     (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;
     (v) the Prospectus Supplement shall have been filed with the Commission and the Registration Statement shall be effective and available for the issuance and sale of the Shares hereunder;
     (vi) RBC shall have received signed letters from Pannell Kerr Forster of Texas, P.C. (“PKF”) addressed to RBC and the Board of Directors of the Company confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder (the “Rules”) and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus Supplement;
     (vii) no order preventing or suspending the use of any prospectus or the Prospectus Supplement shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the satisfaction of the Commission and the Purchaser; and
     (viii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, nor shall a banking moratorium have been declared either by the United States or New York state authorities nor shall there have occurred any material outbreak or escalation of hostilities involving the United States of America which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable to purchase the Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser, except as disclosed or incorporated by reference in the Registration Statement, as follows:
     (a) Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational, charter or equivalent documents. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or shareholders in connection herewith and therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational, charter or equivalent documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
     (d) Issuance of the Shares; Reservation of Common Stock. The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The issuance by the Company of the Shares has been registered under the Securities Act. The Registration Statement is effective and available for the issuance, offering and sale of the Shares and the Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Shares hereunder. Except as described in Section 4.6, and except to the extent the Purchaser is an affiliate of the Company, and assuming the accuracy of the representations and warranties of the Purchaser herein, the Shares at the time of delivery will be freely transferable and tradeable by the Purchaser without restriction created by the Company. The Company has filed all applications and other documents necessary for the Shares to be listed on The Nasdaq Global Select Market, subject only to official notice of issuance.
     (e) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is set forth in the SEC Reports. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as set forth in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares or except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or Common Stock Equivalents. There are no anti-dilution or price adjustment provisions contained in any outstanding security issued by the Company (or in any agreement providing rights to security holders) other than under the Company’s incentive plan. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the

Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.
     (f) SEC Reports; Financial Statements. The Company has furnished or made available to the Purchaser true, correct and complete copies of all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for all periods subsequent to December 31, 2006 (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the Prospectus Supplement to be filed covering the transactions covered hereby, comply or will comply, as the case may be, in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and none of the Registration Statement or any such prospectus contains or contained any untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
     (g) Title to Properties. The Company and each Subsidiary has (i) defensible title to all their interests in the oil and gas properties described in the Registration Statement and the Prospectus Supplement as being owned or leased by them, title investigations having been carried out by the Company in accordance with customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Registration Statement and the Prospectus Supplement as being owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) such as would not have a Material Adverse Effect, (B) security interests securing loans under the Company’s senior secured revolving credit facility and second lien credit facility, (C) royalties, overriding royalties and other burdens under oil and gas leases, (D) easements, restrictions, rights-of-way and other matters that commonly affect oil and gas properties and (E) liens and encumbrances under gas sales contracts, geophysical exploration agreements, operating agreements, farmout agreements, participation agreements, unitization, pooling and commutation agreements, declarations and orders and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. All property (other than oil and gas properties) held under lease by the Company and each Subsidiary is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as would not have a Material Adverse Effect.
     (h) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
     (i) Disclosure Documents. The Disclosure Documents together with the Purchase Agreement do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (j) No Material Adverse Effect. Subsequent to the dates as of which information is given in the Disclosure Documents, except as disclosed in the Disclosure Documents, there has been no event, occurrence or development that has had a Material Adverse Effect.
     (k) Litigation. There is no Action pending or, to the knowledge of the Company, threatened against the Company which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would have resulted in or reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.
     (l) Compliance With Law. Neither the Company nor any Subsidiary is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, which violation would reasonably be expected to result in a Material Adverse Effect.

     (m) Sarbanes-Oxley Act. The Company is in material compliance with the requirements that are currently applicable to it under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.
     (n) Material Permits. The Company and each Subsidiary possesses all Material Permits except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect and neither the Company nor any Subsidiary has received any written notice of Actions relating to the revocation or material modification of any Material Permit.
     (o) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities to allow timely decisions regarding required disclosures. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the Company’s most recently ended fiscal year and the Form 10-Q for the Company’s most recently ended fiscal quarter (each such applicable date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as disclosed in the SEC Reports, there have been no significant changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
     3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
     (a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or similar action on the part of the Purchaser. This

Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Purchaser was not formed and is not being used solely for the purpose of purchasing or holding the Shares pursuant to this Agreement.
     (b) Distribution. The Purchaser is purchasing the Shares for its own account and not with a view to distribution. The Purchaser (i) does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares, and (ii) has no present plan, intention or understanding and has made no arrangement to sell any Shares at any predetermined time or for any predetermined price. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
     (c) Purchaser Status. The Purchaser is either (i) a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act or (ii) an “accredited Purchaser” as defined in Rule 501(a) under the Securities Act.
     (d) No Trading. The Purchaser represents and warrants that, except as otherwise disclosed to the Company in writing, from September ___, 2007 (the “Discussion Time”), up through the execution of this Agreement, neither the Purchaser nor its Affiliates, directly or indirectly, executed any Short Sales or engaged in any other trading in the Common Stock or any derivative security thereof or disclosed the existence of the offering contemplated by this Agreement to any other person not subject to a non-disclosure agreement or similar agreement regarding the same. Notwithstanding the foregoing, in the case of a Purchaser and/or its Affiliates that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.
     The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and Section 4.6.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
     4.1 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m., Eastern time, on the Trading Day following the date hereof, issue a press release disclosing the material terms of the transactions. The Company shall, by 8:30 a.m., Eastern time, by the second Trading Day following the date hereof file (i) a Current Report on Form 8-K (which attaches as an exhibit a form of this Agreement) disclosing the material terms of the transactions contemplated hereby, and (ii) the Prospectus Supplement delivered by the Company in connection herewith with the Commission via the EDGAR system on a timely basis. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, except as set forth in the exhibits to be attached to the Form 8-K contemplated above, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld), except (i) as required by federal securities law or (ii) to the extent such disclosure is required by law, judicial process or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii).
     4.2 Non-Public Information. Except in connection with the transactions contemplated by the Transaction Documents prior to their public announcement, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.
     4.3 Indemnification of Purchaser. Subject to the provisions of this Section 4.3, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, members, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur (the “Indemnified Liabilities”) as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any Action brought or made against such Purchaser Party by a third party as a derivative action brought on behalf of the Company and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares. The Company shall not be liable to the Purchaser under this provision in respect of any Indemnified Liability if such liability arises out of any misrepresentation by the Purchaser in Section 3.2 or Section 4.6 of this Agreement, any gross negligence or wrongful conduct of Purchaser, or any violations of law, rule or regulation by the Purchaser. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly (but in any event within 10 Business Days) notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company shall in any event only be liable for the fees and expenses of one firm of attorneys for all Purchaser Parties under this Agreement and the indemnified parties under all other securities purchase agreements dated of even date herewith between the Company and other purchasers. The Company will not be liable to any Purchaser Party under this Section 4.3 for any settlement by a Purchaser Party effected without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed.
     4.4 Reservation and Listing of Common Stock. The Company shall promptly secure the listing of all of the Shares upon The Nasdaq Global Select Market or other national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or quoted.
     4.5 Approval of Subsequent Equity Sales. The Company shall not issue shares of Common Stock or Common Stock Equivalents if as a result of the transactions contemplated by this agreement such issuance would require shareholder approval of the transactions contemplated by the Transaction Documents pursuant to Rule 4350 of the NASD Marketplace Rules or any similar rule of any other Trading Market, unless and until such shareholder approval is obtained prior to such issuance.
     4.6 Trading Limitations and Restrictions on Short Sales. The Purchaser represents, warrants, covenants and agrees that (a) from the Discussion Time through the date hereof, the Purchaser did not, and (b) from the date hereof until the date the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 4.1, the Purchaser and its Affiliates will not, directly or indirectly, trade in the Common Stock or execute or effect (or cause to be executed or effected) any transaction (including any Short Sale) in the Common Stock or disclose the existence of the offering contemplated by this Agreement to any other person not subject to a non-disclosure or similar agreement regarding the same. Furthermore, until the date the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 4.1, the Purchaser and its Affiliates will not directly or indirectly sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to shares of Common Stock, except in compliance with all relevant securities laws and regulations.
     Notwithstanding the foregoing, the Purchaser makes no representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 4.1. Notwithstanding the foregoing, in the case of a Purchaser and/or its Affiliates that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Affiliates assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement. Each Purchaser agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     4.7 Filing of Prospectus Supplement. The Company shall prepare the Prospectus Supplement in a form approved by RBC (which approval may not be unreasonably withheld) and file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company shall not file any amendment of the Registration Statement or the Prospectus Supplement relating to the transactions contemplated by this Agreement unless the Company has furnished RBC a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which RBC reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     4.8 Blue Sky Filings. The Company shall make all filings and reports, if any, relating to the offer and sale of the Shares required under applicable securities or blue sky laws of the states of the United States following the Closing.
ARTICLE V.
MISCELLANEOUS
     5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.
     5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into the Transaction Documents, exhibits and schedules.
     5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) in all other cases, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (except that no such prior written consent will be required in connection with the sale of all or substantially all of the business, assets or properties of the Company by means of an asset purchase, merger, consolidation or otherwise). The Purchaser may assign any or all of its rights under this Agreement to any Affiliate of the Purchaser to whom the Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Purchaser.
     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     5.9 Survival. The representations, warranties, covenants and agreements contained herein shall survive until one year following the Closing and delivery of the Shares.
     5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     5.12 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.
     5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     5.14 Independent Nature of Purchaser’s Obligations and Rights. The obligations of the Purchaser under the Transaction Documents or any similar transaction document are several and not joint with the obligations of any other purchaser of the Common Stock on the Closing Date, and no such purchaser shall be responsible in any way for the performance of the obligations of any other purchaser under these Transaction Documents or any similar transaction document.

Nothing contained herein or in any Transaction Document or in any other document executed in connection with the sale of the Common Stock on the Closing Date, and no action taken by the Purchaser pursuant hereto or any other purchase pursuant thereto, shall be deemed to constitute the purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or any other document executed in connection with the sale of the Company’s Common Stock on the Closing Date. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose. The Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company represents that it has provided all purchasers of the Common Stock on the Closing Date with the same terms for the purchase of the Common Stock and substantially similar forms of transaction documents and that the Company has elected to do so for the convenience of the Company and not because it was required or requested to do so by such purchasers.
     5.15 Acknowledgment Regarding RBC. The Purchaser acknowledges that RBC is acting as a placement agent for the Shares being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser further acknowledges that RBC has acted solely as agent of the Company in connection with the offering of the Shares by the Company. The Purchaser further acknowledges that the provisions of Sections 2.3(b)(vi), 3.2(b) and this 5.15 are for the benefit of and may be enforced by RBC.
[Signature Pages Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company : CARRIZO OIL & GAS, INC.		Address for Notice:

By:
	Name:	1000 Louisiana Street, Suite 1500
	Title:	Houston, Texas 77002
Attn: S.P. Johnson, IV, President and
Chief Executive officer
Fax: (713) 328-1035

With a copy to (which shall not constitute notice):
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
Attn: Gene J. Oshman
Fax: 713-229-7778
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO CARRIZO SECURITIES PURCHASE
AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchasing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Entity:
Fax:
Address for Notice of Purchasing Entity:
DWAC Instructions for Common Stock:
Subscription Amount: $